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                                                            EXHIBIT NO. 99.1(e)

                                    FORM OF

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF SERIES

                                      AND

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended, (the "Declaration") of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate one new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

         1. The new series shall be designated:

            - MFS Floating Rate High Income Fund

         2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

         3. Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of MFS Floating Rate High Income Fund to create three classes of Shares, within the meaning of Section 6.10, as follows:

         1. The three classes of Shares are designated "Class A Shares," "Class C Shares" and "Class I Shares;"

         2. Class A Shares, Class C Shares and Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class A Shares, Class C Shares and Class I Shares, the method of determination of the net asset value of Class A Shares, Class C Shares and Class I Shares, the price, terms and manner of redemption of Class A Shares, Class C Shares and Class I Shares, and relative dividend rights of holders of Class A Shares, Class C Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

         4. Class A Shares, Class C Shares and Class I Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

         Pursuant to Sections 6.11 and 9.3(c) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ____th day of September, 2004 and further certify, as provided by the provisions of Sections 6.11 and 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.


-----------------------------------         -----------------------------------
Lawrence H. Cohn                            Lawrence T. Perera
45 Singletree Road                          18 Marlborough Street
Chestnut Hill MA  02467                     Boston MA  02116


-----------------------------------         -----------------------------------
David H. Gunning                            William J. Poorvu
2571 N. Park Blvd.                          975 Memorial Drive  Apt. 710
Cleveland Heights OH  44106                 Cambridge MA  02138


-----------------------------------         -----------------------------------
William R. Gutow                            Robert C. Pozen
3 Rue Dulac                                 9 Arlington Street
Dallas TX  75230                            Boston MA  02116


-----------------------------------         -----------------------------------
J. Atwood Ives                              J. Dale Sherratt
17 West Cedar Street                        86 Farm Road
Boston MA  02108                            Sherborn MA  01770


-----------------------------------         -----------------------------------
Amy B. Lane                                 Elaine R. Smith
9716 S.E. Sandpine Lane                     75 Scotch Pine Road
Hobe Sound FL  33455                        Weston MA  02493


-----------------------------------
Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907